UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 13, 2021

APPLIED UV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39480	84-4373308
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

150 N. Macquesten Parkway Mount Vernon, NY	10550
(Address of registrant’s principal executive office)	(Zip code)

(914) 665-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AUVI	The Nasdaq Stock Market LLC
10.5% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	AUVIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

        Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01. Entry into a Material Definitive Agreement.

On July 13, 2021, Applied UV, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. as representative (“Representative”) of the underwriters (“Underwriters”), related to the offering of 480,000 shares (the “Shares”) of the Company’s 10.5% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), at a public offering price of $25.00 per share, which excludes 72,000 shares of Series A Preferred Stock that may be purchased by the Underwriters pursuant to their overallotment option granted to the Underwriters under the terms of the Underwriting Agreement.

The Shares were offered and sold by the Company pursuant to the terms of the Underwriting Agreement and registered pursuant to the Company’s registration statement on (i) Form S-1 (File No. 333-257197), as amended, which was filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on July 12, 2021 and (ii) the Company’s registration statement on Form S-1MEF (File No. 333-257862), which was filed with the Commission on July 13, 2021 and declared effective upon filing.

The closing of the offering for the Shares took place on July 16, 2021. The Shares have been approved for listing on Nasdaq under the trading symbol “AUVIP” and trading on Nasdaq is expected to commence on July 20, 2021. Aggregate gross proceeds from the closing were $12,000,000 before deducting underwriting discounts and commissions and fees and other estimated offering expenses. The Company intends to use the net proceeds from the offering to fund a segregated dividend account in an amount equal to the first 12 monthly dividend payments and the remaining net proceeds for general corporate purposes, including new investments and acquisitions.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Company has agreed with the Representative that, for 90 days after the closing date of the offering, neither the Company nor any Subsidiary will engage in any transactions with respect to (i) any shares of common stock or Common Stock Equivalents (as defined in the Underwriting Agreement); or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock; or (iii) file any registration statement with the Commission relating to the offering of common stock or Common Stock Equivalents.  The Company also agreed that it would not, for a period of one year after the closing date of the offering engage in a “Variable Rate Transaction” as defined, but may, after 90 days after the closing date enter into “at the market” transactions with the Representative, and without the Representative after January 1, 2022.

The Company has further agreed with the Representative, that for as long as the Series A Preferred Stock remains outstanding, it will not redeem, purchase or otherwise acquire any of its securities that rank junior to, or pari passu with, the Series A Preferred Stock, or declare or pay a dividend (other than ordinary course dividends on Company preferred stock) on any securities that rank junior to the Series A Preferred Stock so long as any dividends on the Series A Preferred Stock remain unpaid.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Current Report”) and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 3.03 Material Modification to Rights of Security Holders.

On July 13, 2021, the Company filed the Certificate of Designation (“Certificate of Designation”) for the Series A Preferred Stock with the Secretary of State of the State of Delaware, which became effective upon acceptance for record. The Certificate of Designation classified a total of 990,000 shares of the Company’s authorized shares of preferred stock, $0.0001 par value per share, as Series A Preferred Stock.

As set forth in the Certificate of Designation, the Series A Preferred Stock will rank, as to dividend rights and rights upon the Company’s liquidation, dissolution or winding up: (i) senior to all classes or series of our common stock and to all other equity securities issued by us expressly designated as ranking junior to the Series A Preferred Stock; (ii) on parity with any future class or series of our equity securities expressly designated as ranking on parity with the Series A Preferred Stock; (iii) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (iv) effectively junior to all our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Holders of Series A Preferred Stock, when and as authorized by the Company’s Board of Directors, are entitled to cumulative cash dividends at the rate of 10.5% of the $25.00 per share liquidation preference per year (equivalent to $2.625 per share per year). Dividends will be payable monthly in arrears, on or about the 15th of each month, beginning on or about August 15, 2021.

The Company may, at its option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash, as follows: (i) on and after July 16, 2022 but prior to July 16, 2023, at a redemption price of $30.00 per share, (ii) on and after July 16, 2023 but prior to July 16, 2024, at a redemption price of $28.00 per share, (iii) on and after July 16, 2024 but prior to July 16, 2025, at a redemption price of $27.00 per share, (iv) after July 16, 2025 but prior to July 16, 2026, at a redemption price of $26.00 per share and (v) after July 16, 2026, at a redemption price of $25.00, in each case, plus any accrued and unpaid dividends (whether or not authorized or declared) thereon up to but not including the date fixed for redemption, without interest, to the extent the Corporation has funds legally available therefor (the “Optional Redemption Right”) .

The Series A Preferred Stock provides for a special optional redemption by the Company upon a change of control or delisting event, in whole or in part, for $25.00 per share, plus accrued but unpaid dividends to, but not including, the redemption date (the “Redemption Right”). The circumstances that will constitute a “change of control” and a “delisting event” are set forth in the Certificate of Designations, Rights And Preferences for the Series A Preferred Stock (the “Certificate of Designations”).

Upon the occurrence of a change of control or delisting event, in the event the Company does not exercise the Redemption Right, holders of the shares of the Series A Preferred Stock will have the right to convert some or all of the Shares held by such holder into a number of common shares at a predetermined ratio set forth in the Certificate of Designations.

Whenever dividends on any shares of the Series A Preferred Stock have been in arrears for twelve or more consecutive or non-consecutive monthly periods, the holders of the Series A Preferred Stock and the holders of all other classes or series of preferred stock of the Company ranking on parity with the Series A Preferred Stock will be entitled to vote for the election of a number of directors that when added to the then current number of directors will constitute a majority of the Board of Directors. The term of such new directors will last as long as the Company remains in arrears as described above.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Certificate of Designations, which is filed herewith as Exhibit 3.1 and incorporated by reference into this Item 3.03.

Item 8.01. Other Events.

On July 13, 2021, the Company issued a press release announcing that it had priced the underwritten public offering described in Item 1.01 of this Current Report. The Company’s press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On July 16, 2021, the Company issued a press release announcing that it had closed its underwritten public offering of 480,000 shares of the Series A Preferred Stock at $25.00 per share. The Company received aggregate gross proceeds of approximately $12 million, before deducting underwriting discounts and commissions and fees and other estimated offering expenses. The Company’s press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated July 13, 2021.
3.1	Certificate Of Designations, Rights and Preferences Of 10.5% Series A Cumulative Perpetual Preferred Stock dated July 13, 2021, including a Certificate of Correction dated July 16, 2021.
99.1	Press Release dated July 13, 2021.
99.2	Press Release dated July 16, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2021	APPLIED UV, INC.

	By:	/s/ Keyoumars Saeed
	Name:	Keyoumars Saeed
	Title:	Chief Executive Officer

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